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                                                                    EXHIBIT 99.2

                                                          (NORTEL NETWORKS LOGO)
NEWS RELEASE

www.nortelnetworks.com


FOR IMMEDIATE RELEASE                                          FEBRUARY 12, 2002


For more information:

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
Business media:                                                  Investors:
Tina Warren                       David Chamberlin               888-901-7286
905-863-4702                      972-685-4648                   905-863-6049
tinawarr@nortelnetworks.com       ddchamb@nortelnetworks.com     investor@nortelnetworks.com
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NORTEL NETWORKS TO HOLD INVESTOR CONFERENCE IN NEW YORK

NEW YORK - At an investor conference to be held here today, Nortel Networks* [NYSE/TSE:NT] will review the Company's strategies and product portfolios for its service provider and enterprise customers and its three key high value markets: Metro and Enterprise Networks, Wireless Networks, and Optical Long Haul Networks.

Senior members of Nortel Networks management, including Frank A. Dunn, president and chief executive officer, will make presentations. The conference will be available live via webcast at: www.nortelnetworks.com/investorconference2002 beginning at 8:00 a.m. EST.

Commenting on Nortel Networks outlook, Dunn said "For the year 2002, as we stated on January 17, 2002, we continue to expect a gradual growth in revenues beginning in the second quarter. With respect to our bottom line performance, we continue to expect an ongoing steady improvement from our fourth quarter 2001 performance and to return to profitability in the fourth quarter of 2002. While we continue to expect that revenue for the first quarter of 2002 will be lower than the fourth quarter of 2001 revenue by approximately 10 percent, we note that activity over the last 25 days has indicated even more resolve by customers than originally anticipated to minimize spending in the near term and this will make the task of delivering our first quarter sales outlook more challenging."

A replay of the webcast and presentations will be available at 2:00 p.m. EST on February 12, 2002 at www.nortelnetworks.com/investorconference2002. Audio webcast replay can also be accessed via 1-800-633-8625 passcode 20335962# (North America) and 1-858-812-6450 passcode 20335962# (International).

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Nortel Networks is an industry leader and innovator focused on transforming how the world communicates and exchanges information. The company is supplying its service provider and enterprise customers with communications technology and infrastructure to enable value-added IP data, voice and multimedia services spanning Metro and Enterprise Networks, Wireless Networks and Optical Long Haul Networks. As a global company, Nortel Networks does business in more than 150 countries. More information about Nortel Networks can be found on the Web at www.nortelnetworks.com.


Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees; fluctuations in cash flow, the level of outstanding debt and debt ratings; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of increased provision of customer financing and commitments; stock market volatility; the entrance into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by Nortel Networks with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      -end-

*Nortel Networks, the Nortel Networks logo and the Globemark are trademarks of Nortel Networks.